Exhibit 99.1

For More Information Contact:

Timothy R. Kasmoch, CEO

2254 Centennial Road   Toledo, Ohio 43617
PHONE 419-535-6374    FAX 419-535-7008
ir@nviro.com

Investor Relations Group Engaged

Toledo, Ohio, March 8, 2012 – N-Viro International Corporation (NVIC: OTCQB) has delivered a two-page newsletter to its shareholders of record in a mailer that offers a brief summary of operations and goals for the future N-Viro Fuel™ product line.

The newsletter was accompanied by an introductory letter which indicates that Financial Insights, of 2082 SE Bristol St. Suite 209, Newport Beach Ca. has been engaged to provide supplemental investor communications services.  The consulting agreement has been entered into by the Company to enhance the shareholder awareness of the global impact of the technology at this crucial commercialization stage.

After the continued success in the alternative energy industry,  the Company is now working on reaching a wider investor audience as it brings to market its proprietary alternative energy technology product-N-Viro Fuel™.

15,000 shares of the Company’s restricted common stock has been issued to Financial Insights for an initial 90 day term and the Company intends to use this term to evaluate the effectiveness of internal and external investor communication efforts as a part of its larger goal to improve the Company's visibility and the visibility of the recent success of N-Viro Fuel™ as an alternative fuel source to the coal-fired electricity generation market.

If you are a shareholder and did not receive the introductory letter please contact Financial Insights by calling 888-254-8101 or email ir@nviro.com for a copy of the two-page newsletter.  Please sign up for our email alerts on the home page of the official Company blog.

About N-Viro International

N-Viro International Corporation is a leader in the conversion of organic materials generated from industrial, agricultural and municipal sources. The Company’s proprietary technologies, unique services and materials handling expertise are combined to offer turnkey solutions in both soil enrichment and alternative biofuel development. The Company generates revenues derived from fees that are collected for accepting municipal biosolids and from the processing facilities in the United States and at several international sites that are either wholly owned or operated through licensing agreements.

N-Viro will continue to post press releases and current news on the company website and a discussion forum on the company blog site.  We encourage stockholders and interested parties to monitor the site on a regular basis.
N-Viro International Website and  N-Viro International Blog

Special Cautionary Note Regarding Forward‐Looking Statements
The Company cautions that words used in this document such as "expects," “hopes”, "anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future.  These forward‐looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to differ materially from those described herein.  For example, while the Company expects business expansion projects to begin in an estimated time frame, such expectations are subject to adverse economic conditions and other factors outside of the Company's control.  Further, the Company’s ability to increase capabilities and expand capacity is subject to the ability of the Company or its partners to access sufficient capital to pay for this expansion, which will further depend on, among other factors, market acceptance.  The Company’s ability to achieve profitability of these projects could be negatively impacted if there is a lack of an adequate supply of waste or expenses increase above the Company's expectations ‐ including fuel and transportation costs, labor costs and costs relating to the treatment and processing of the biosolids and creation of the N‐Viro Soil or N‐Viro Fuel.  In addition, while the Company believes that trends in "greener" energy solutions are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing products and other alternative energy source.  All of these factors, and other factors, will affect the profitability of the Company.  Additional information about these and other factors that may adversely affect these forward‐looking statements are contained in the Company's reports, including its Annual Report on Form 10‐K for the year ended December 31, 2010 and other filings with the Securities and Exchange Commission.  The Company assumes no obligation to update forward‐looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward‐looking information except to the extent required by applicable securities laws.